                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 18, 1999, except as to Note 8, which is as of August 5, 1999, relating to the financial statements and financial statement schedule of GoDigital Networks Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
November 17, 1999